Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-59619 of Margo Caribe, Inc. on Form S-8 of our report dated March 22, 2002, appearing in this Annual Report on Form 10-K of Margo Caribe, Inc. for the year ended December 31, 2001.



Deloitte & Touche LLP
San Juan, Puerto Rico
March 22, 2002




Stamp No. 1775094
affixed to original.